FRENCH & HAMILTON
                                Attorneys at Law
                        14651 Dallas Parkway, Suite 434
                              Dallas, Texas 75240

          (972)404-1414                                (972)404-1808 Fax


         H. Dawson French                            Charles m. Hamilton


                                 October 8, 1999


Mr. Charles E. Smith
Asset Servicing Corporation
709 B West Rusk, Suite 580
Rockwall, Texas 75087

         RE:      Asset Servicing Corporation
                  Form SB-1; 8/23/99
                  File No. 333-80429

Dear Mr. Smith:

         This letter shall serve to evidence my consent to being named in the Prospectus for the Corporation's captioned registration statement as the attorney for the Corporation in connection with the offering described therein and to the inclusion of my opinion with regard to the Corporation and its capital stock as an exhibit to the registration statement.

         Please advise me if I may be of any further service in this respect.

                                               Yours Truly,

                                               /s/ H. Dawson French
                                               --------------------
                                                   H. Dawson French